Exhibit 10.4

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

DATED 24th April 2013 ('Agreement Date')

(1)	AmpliPhi Bioscience Corporation

(2)	The University of Leicester

COLLABORATION AGREEMENT

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

CONTENTS

1	Interpretation and Defined Terms in this Agreement	1

2	Research Work	2

3	Reports and Conferences	2

4	Costs, Billings and other Support	2

5	Publicity	3

6	Confidentiality	3

7	Publications	4

8	Intellectual Property	4

9	Grant of Rights	5

10	Term and Termination	5

11	Independent Contractor	6

12	Liabilities	6

13	Third Party Rights	7

14	Entire Agreement.	7

15	Force Majeure	7

16	Assignment	7

17	Variation	7

18	Severability	7

19	Waiver	8

20	Notices	8

21	Disputes	8

22	Governing Law	9

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

COLLABORATION AGREEMENT

(the 'Agreement')

BETWEEN:

(1)	AmpliPhi Bioscience Corporation, having offices at A.B.N. 51 102 575 511, PO Box 421, Brookvale NSW 2100 Australia, Colworth Science Park, Sharnbrook Bedfordshire, MK44 1LQ, United Kingdom and the Virginia Biotech Park, 800 Leigh St Richmond VA USA ("APHB") (the 'Sponsor'); and

(2)	The University of Leicester of University Road, Leicester LE1 7RH, United Kingdom ('Leicester').

Each a 'Party' and together the 'Parties'.

INTRODUCTION

(A)	Leicester through its employee Dr Martha Clokie has materials and know-how for use in the study of bacteriophage specific for C. difficile.

(B)	AmpliPhi wish to develop a phage therapeutic to resolve C. difficile infections and are funding Leicester to carry out development work.

AGREED

1	Interpretation and Defined Terms in this Agreement

In this Agreement, the terms set out below will have the following meanings:-

1.1	'Arising IP' means all (or any part) of the IP written, originated, conceived or made in the conduct of the Project by, or on behalf of, or jointly with Leicester.

1.2	'Background IP' means:-

1.2.1	any IP owned by either Party at the start of the Project; and

1.2.2	any specific IP necessary to the Project which the owning Party agrees in writing to make available.

1.3	'Confidential Information' means any commercial, technical and other information and data (of whatever nature and form) proprietary to the Party disclosing it (the 'Disclosing Party') which is directly or indirectly disclosed or made available by or on behalf of the Disclosing Party to the other Party (the 'Receiving Party'), whether in writing, orally, in drawings, by site visits, by access to computer software or data or in any other manner.

1.4	'Contract Period' means from 24th April 2013 until 12th November 2014.

1.5	'Costs' means the contribution of the Sponsor to the costs of the Project as set out in Annex 2.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.6	'Intellectual Property' and 'IP' means all patents, registered designs, trademarks and service marks (whether registered or not), copyright, database rights, plant breeders rights, design right, know-how, information and all similar property including that subsisting (in any part of the world) in inventions, designs, performances, computer programs, semiconductor topographies, confidential information, business names, goodwill and the styles of presentation of goods or services and in applications for protection of them in any jurisdiction.

1.7	'Principal Investigator' means Dr Martha Clokie (or such other employee or employees of Leicester as the Parties reasonably agree).

1.8	'Project' means the project as described in Annex 1 under the direction of the Principal Investigator.

1.9	'Results' means any results generated by or on behalf of a Party under the Project including materials, data and information and other outputs in any format.

1.10	References to 'including' in this Agreement in the context of a list or description of items shall be construed as meaning 'including without limiting the generality of the foregoing', such that the items following are merely examples of items which are included and/or items which are identified as being included for the avoidance of any doubt as to their inclusion, and such items are not descriptive of the class of items which may be included.

1.11	The headings in this Agreement are for ease of reference only and shall not affect its interpretation.

2	Research Work

2.1	Leicester will start to perform the Project promptly after the commencement date of the Contract Period and will use its reasonable endeavours to perform the Project substantially in accordance with Annex 1. The Sponsor acknowledges that the Project is research based and experimental in nature and as such, specific results cannot be guaranteed.

3	Reports and Conferences

3.1	Leicester will submit a final report to the Sponsor within three (3) months of:-

3.1.1	the end of the Contract Period; or if earlier

3.1.2	the termination of this Agreement.

3.2	During the term of this Agreement, representatives of Leicester will meet or otherwise communicate with representatives of the Sponsor at agreed times and places to discuss the progress and Results, ongoing plans and proposed changes in the Project. In addition to the Costs, the Sponsor will pay travel costs reasonably incurred by Principal Investigators or other Leicester representatives as may be required to attend such meetings with representatives of the Sponsor.

4	Costs, Billings and other Support

4.1	Leicester will invoice the Sponsor, in pounds Stel1ing, quarterly in advance, for the costs outlined in Appendix 2, except that any costs incurred under Clause 3.2 will be paid in arrears.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

4.2	The Costs will be paid by the Sponsor within 28 days of the date of Leicester's invoice. The Sponsor will also pay VAT at the prevailing rate, if applicable.

4.3	If the Sponsor fails to pay any Costs on the due date, Leicester may, without prejudice to its other rights and remedies, charge the Sponsor interest in respect of the sum overdue in accordance with The Late Payment of Commercial Debts (Interest) Act 1998 from the due date for payment to the date of actual payment (both dates inclusive) and Leicester will be entitled to reimbursement of all expenses (including legal fees) incurred with respect to collection of overdue Costs.

4.4	The Sponsor shall provide support and contribute to the Project as set out in Annex 1. Leicester shall not be liable for any delay or non-performance of its obligations hereunder where such delay or non-performance is as a result of the Sponsor's failure to provide its support or contribution.

5	Publicity

5.1	The Sponsor will not use the name of Leicester, nor of any member of Leicester's Project staff, in any publicity, advertising or news release without the prior written approval of an authorised representative of Leicester. Other than for annual reporting purposes, Leicester will not use the name of the Sponsor, nor any employee of the Sponsor, in any publicity without the prior written approval of the Sponsor. Notwithstanding the foregoing, Sponsor may disclose any information, including the name of Leicester, required to be disclosed under applicable laws or regulations, including regulations of the United States Securities and Exchange Commission or any applicable stock exchange.

6	Confidentiality

6.1	Each Party will not during the Agreement and for a period of three (3) years after the date of termination of this Agreement disclose the other Party's Confidential Information.

6.2	Leicester will treat Arising IP and the Results as Confidential Information of the Sponsor and, except as set forth in Clause 7, shall obtain the prior written consent of the Sponsor before disclosing the same to any third party, such consent not to be unreasonably withheld or delayed.

6.3	The obligations in Clauses 6.1 and 6.2 shall not apply or shall cease to apply to Confidential Information which:

6.3.1	has been received from a third party who are not bound by an obligation of confidentiality to the Disclosing Party;

6.3.2	was already in the Receiving Party's possession prior to its acquisition from the Disclosing Party as evidenced by written records;

6.3.3	was independently generated by the Receiving Party as evidenced by written records;

6.3.4	is in or comes into the public domain other than by reason of a breach of this Agreement;

6.3.5	is required to be disclosed by law or a court or other competent authority including, but not limited to, disclosures required under the Freedom of Information Act 2000, the Freedom of Information (Scotland) Act 2002 and the Environmental Information Regulations 2004; or

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

6.3.6	is disclosed with prior written consent of the Disclosing Party.

7	Publications

7.1	The Sponsor recognises that Leicester staff will normally wish to publish the Results and/or Arising IP. Leicester will:

7.1.1	provide to Sponsor a draft of any proposed paper or article at least 30 days prior to its submission for publication; and

7.1.2	provide a draft of any proposed oral presentation to the Sponsor at least 30 days prior to the date of the oral presentation; and

7.1.3	acknowledge all contributors to the Results and/or Arising IP within the paper, article and/or presentation.

7.2	Within 30 days of the date of provision to the Sponsor under Clause 7.1, the Sponsor may in writing:-

7.2.1	notify Leicester of its approval; or

7.2.2	request reasonable amendments to protect the Sponsor's commercial interests; and/or

7.2.3	request a reasonable delay to publication (limited to a maximum of 30 days from the date of receipt of the Sponsor's response) to the extent required to file patent applications in such Arising IP.

7.3	If Leicester receives no notification under Clause 7.2 within 30 days of the date of provision to the Sponsor, the Sponsor will be deemed to have given approval. Leicester will comply with any reasonable requests provided timely pursuant to Clause 7.2.

7.4	The Sponsor will not publish the Results and/or Arising IP without the prior written consent of Leicester, such consent at Leicester's sole discretion but not to be unreasonably withheld.

8	Intellectual Property

8.1	For the avoidance of doubt all Background IP used in connection with the Project shall remain the property of the Party to whom it belonged prior to the commencement of the Project.

8.2	All rights to Arising IP under the Project shall belong in the first instance to the Sponsor. Leicester hereby assigns to Sponsor all right, title and interest to any Arising IP.

8.3	The Sponsor may, at its sole cost, apply for patent or other IP protection in the Sponsor's name for any Arising IP. Leicester will cooperate with the Sponsor in executing such documents as may be reasonably required in the prosecution of such application(s).

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

8.4	The Sponsor will pay all reasonable costs incurred by Leicester for any assistance that Leicester provides to the Sponsor in respect of Clause 8.3 and/or in support of any application for patent or other IP protection.

8.5	The Sponsor will not allow to lapse its rights to apply for protection of or prosecution or maintenance of the protection of the Arising IP without first notifying Leicester in writing of its intention not to apply for protection of or prosecution or maintenance of the protection of the Arising IP and without offering such rights to Leicester free of charge. Leicester will then be free to file or continue prosecution or maintain any such application(s) and to maintain any protection in any jurisdiction at Leicester's sole expense.

8.6	The Sponsor will grant to Leicester a perpetual, non-exclusive, sub-licensable, royalty free licence to use the Arising IP and the Results for academic research and teaching purposes.

9	Grant of Rights

9.1	The Sponsor grants to Leicester a non-exclusive, sub-licensable, royalty-free licence to use the Arising IP and Results to the extent necessary for the purposes of the Project.

9.2	The Parties grant to each other a royalty-free right to use each other's Background IP to the extent required for the purpose of the Project (during the Contract Period only) and subject to any third party rights to such Background IP.

9.3	If the Sponsor requires access to Background IP owned by Leicester, Leicester expresses its willingness to grant a separate non-exclusive licence:

9.3.1	only to the extent required to commercialise the Results and/or Arising IP;

9.3.2	upon fair and reasonable commercial terms to be agreed; and

9.3.3	subject to any third party rights to such Background IP.

10	Term and Termination

10.1	This Agreement will continue until the end of the Contract Period unless terminated in accordance with this Clause 10 or by mutual written agreement of the Parties.

10.2	Either Party may terminate this Agreement on written notice forthwith, if:

10.2.1	the other Party commits a material breach of this Agreement which has not been remedied after 90 days written notice of the breach (such notice expressly referring to possible termination of this Agreement); or

10.2.2	the Principal Investigator becomes unable or unwilling to continue the Project, and a mutually acceptable substitute is not available (such an event not to be treated as a breach of this Agreement).

10.3	Leicester may terminate this Agreement forthwith if the Sponsor enters into any arrangement or composition with its creditors, commits any act of bankruptcy or (being a corporation) if an order is made or an effective resolution is passed for its winding up (except for the purposes of amalgamation or reconstruction), or if a petition is presented to court, or if a receiver and manager, receiver, administrative receiver or administrator is appointed in respect of the whole, or any part of, the Sponsor's undertaking or assets or there are reasonable grounds for anticipating the occurrence of any of these events within the foreseeable future.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

10.4	On termination of this Agreement (except for termination by the Sponsor under Clause 10.2.1) the Sponsor will pay all Costs falling due for payment prior to termination and any non-cancellable costs incurred after the date of termination arising from commitments reasonably incurred and/or entered into by Leicester in connection with the performance of the Project prior to the date of termination.

10.5	Subject to Clause 8, termination of the Agreement by either Party for any reason shall not affect the rights and obligations of the Parties accrued prior to the effective date of termination of this Agreement. No termination of this Agreement, for any reason, shall affect the Sponsor's rights and duties under Clause 8. Those clauses of this Agreement which are expressly or impliedly intended to continue after termination shall continue in effect after termination. Clauses 4, 6 and 8 and 9 will expressly continue after the termination of this Agreement.

11	Independent Contractor

11.1	In the performance of the Project under this Agreement Leicester shall be deemed to be and shall be an independent contractor and, as such, Leicester will not be entitled to any benefits applicable to employees of the Sponsor.

11.2	Neither Party is authorised or empowered to act as agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty, or representation as to any matter. Neither shall be bound by the acts or conduct of the other.

12	Liabilities

12.1	Notwithstanding any other provisions in this Agreement, nothing in this Agreement shall exclude or limit either Party's liability for the following:

12.1.1	death or personal injury resulting from negligence;

12.1.2	fraud or statements made fraudulently;

12.1.3	any other acts or omissions for which the governing law prohibits the exclusion or limitation of liability.

12.2	Save as provided in Clause 12.1, Leicester will not be liable for any loss of profit, loss of business, loss of goodwill, loss of savings, claims by third parties, loss of anticipated savings, indirect loss or consequential loss whatsoever and howsoever caused (even if caused by Leicester's negligence and/or breach of contract and even if Leicester was advised that such loss would probably result).

12.3	Subject to Clause 12.1 of this Agreement, Leicester's total liability for any claims, losses, damages or expenses whatsoever and howsoever caused (even if caused by Leicester's negligence and/or breach of contract) shall be limited for each event or series of linked events as follows:

12.3.1	in relation to liability arising out of a breach or negligence in connection with this Agreement to a maximum sum equal to the total Costs payable by the Sponsor to Leicester under the Agreement, or £200,000, whichever is the greater;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

12.3.2	in relation to liability outside the scope of Clause 12.3.1, to £200,000.

12.4	Whilst Leicester will use all reasonable endeavours to ensure the accuracy of the work performed and any information and Results given, Leicester makes no warranty, express or implied, as to accuracy and, subject to Clause 12.1 will not be held responsible for any consequence arising out of any inaccuracies or omissions unless such inaccuracies or omissions are the result of Leicester's negligence.

12.5	The Sponsor acknowledges that the nature of the Project is research based and the application of any Results will not be thoroughly tested. Accordingly, subject to Clause 12.1, Leicester will not be liable for any claims, losses, damages or expenses whatsoever and howsoever caused arising out of any use (or interpretation) by the Sponsor or any other party of the Results (or any product or process generated out of them). notwithstanding that the formulation of such product or process may be based upon the Results.

13	Third Party Rights

13.1	The Parties to this Agreement do not intend that any of its terms will be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person not a Party to it.

14	Entire Agreement

14.1	Each Party acknowledges that this Agreement contains the whole agreement between the Parties in respect of its subject matter and supersedes all prior arrangements, agreements and understandings between them relating to the subject matter.

15	Force Majeure

15.1	Any failure or delay by either Party in the performance of its obligations pursuant to this Agreement which is due to a force majeure event will not be deemed a default of this Agreement or a ground for termination.

16	Assignment

16.1	This Agreement shall not be assigned by either Party without the prior written consent of the other, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, Sponsor may assign this Agreement in connection with any merger, consolidation or sale of all or substantially all of the assets of Sponsor to which this Agreement relates.

17	Variation

17.1	Any variation to this Agreement (and/or the Project) shall be in writing and signed by authorised signatories for both Parties.

18	Severability

18.1	If any provision of this Agreement is declared void or unenforceable, such provision shall be severed from this Agreement, which shall otherwise remain in full force and effect.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

19	Waiver

19.1	No failure, delay relaxation or indulgence on the part of either Party in exercising or partial exercise of any right hereunder shall operate as a waiver of such rights.

20	Notices

20.1	Any notice, demand or communication in connection with this Agreement will be in writing and may be delivered by hand, first class post, Special Delivery post but not by email addressed to the recipient below (or another person which the recipient has notified in writing to the sender in accordance with this Clause 20.1, to be received by the sender not less than seven days before the notice is despatched).

20.1.1	For Leicester- to Enterprise and Business Development Office, University of Leicester, University Road, Leicester, LE1 7RH, United Kingdom

20.1.2	For the Sponsor- to Philip J Young, CEO AmpliPhi Biosciences 800 E. Leigh St Richmond, VA 23219

20.2	The notice, demand or communication will be deemed to have been duly served:

20.2.1	if delivered by hand, at the time of delivery;

20.2.2	if delivered by first class post or Special Delivery post, 48 hours after being posted (excluding days other than business days in England).

20.3	The contacts for academic issues and day to day management of the Project will be:-

20.3.1	For Leicester:- Dr Martha Clokie, Dept Infection, Immunity & Inflammation, University of Leicester, Maurice Shock Medical Sciences Building, University Road, Leicester, LE1 9HN, United Kingdom

20.3.2	For the Sponsor:- Philip J Young, CEO AmpliPhi Biosciences 800 E. Leigh St Richmond, VA 23219

21	Disputes

21.1	All disputes will initially be referred by either Party to a representative of each Party responsible for the overall performance of this Agreement, who will meet as soon as reasonably practicable to discuss the dispute. If those representatives are unable to resolve the dispute after meeting, the dispute shall be referred to the Managing Director of the Sponsor and the Director of the Enterprise and Business Development Office of Leicester. The Directors will meet within 20 working days and attempt to resolve the dispute.

21.2	If any dispute arises out of this Agreement which the Directors are unable to resolve within 5 working days of their meeting pursuant to Clause 21.1, the Parties will attempt to settle it by mediation in accordance with the Centre for Dispute Resolution (CEDR) Model Mediation Procedure.

21.3	To initiate a mediation a Party must give notice in writing to the other Party requesting a mediation (the 'ADR Notice') and send a copy of the ADR Notice to CEDR.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

21.4	If there is any point in the conduct of the mediation (including nomination of the mediator) upon which the Parties cannot agree within 14 days from the date of the ADR Notice, CEDR will, at the request of either Party, decide that point for the Parties, having consulted with them.

21.5	The mediation will start not later than 28 days after the date of the ADR Notice.

21.6	Neither Party may commence any court proceedings in relation to any dispute arising out of this Agreement until they have attempted to settle it by mediation and such attempt has been unsuccessful, provided that nothing in this Agreement will prevent either Party

21.7	seeking injunctive relief to prevent or stay a breach of any provision of this Agreement.

22	Governing Law

22.1	This Agreement is governed by English law and the Parties submit to the exclusive jurisdiction of the courts of England and Wales.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Annex 1

The Project

'Development of Phage for the treatment of C. dlfficile infections'

Leicester's contribution to the Project

Project program

Product identification – identify and obtain relevant clinical isolates

Qualify C. difficile manufacturing hosts – temperate phage, toxins, sporulation

Product manufacture – process development and transfer to GMP

Phage stocks – prepare and screen 26 phage against key C. difficile ribotypes

Selection of candidate phage – propagate selected phage in selected hosts and prepare lysates of candidate combinations

Dr Janet Nale will fulfil the role of Postdoctoral Research assistant for the project.

Dr Martha Clokie will provide 2 days of consultancy a month, at a rate of £720 per day, to support the project.

Sponsor's contribution to the Project

In addition to funding the work, AmpliPhi will provide advice throughout the project through regular telecons, e-mails and meetings.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Annex 2

Financial

[*****]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Signed		Signed

Authorised Signature for and on behalf of Sponsor		Authorised Signature for and on behalf of Leicester

Name	Philip J. Young	Name	Dr Chris Jones

Position	President & CEO	Position	Head of Research Commercialisation

Dated		Dated

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